Exhibit 10.23

AMENDMENT

to

NCI Information Systems, Inc.

Non-Qualified Stock Option Agreement

This Amendment is entered into as of October 13, 2005 by and between NCI, Inc., a Delaware corporation (“NCI-DE”), and the undersigned holder (“Optionee”) of a Non-Qualified Stock Option (the “Stock Option”) originally granted by NCI Information Systems, Inc., a Virginia corporation (“NCI-VA”), pursuant to a Non-Qualified Stock Option Agreement dated June 30, 2004 (the “Stock Option Agreement”).

Whereas, NCI-DE assumed the Stock Option and the Stock Option Agreement pursuant to an Option Assumption Agreement dated September 1, 2005;

Whereas, Section 5 of the Stock Option Agreement provides that the Stock Option vests in full on the occurrence of an initial public offering of NCI-DE’s stock;

Whereas, Section 6(a) of the Stock Option Agreement provides that the vested portion of the option shall only become exercisable upon the occurrence of certain events, including, among others, an underwritten public offering of shares; and

Whereas, NCI-DE and Optionee desire to amend the Stock Option Agreement to allow Optionee to exercise the Stock Option in full at any time after NCI-DE executes and delivers a definitive Underwriting Agreement for the purpose of effecting an initial public offering of any shares of its capital stock, all on the terms and conditions provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 5 is hereby amended to add the following sentence at the end thereof:

“For purposes of this Section 5, an IPO shall be deemed to occur when the Company has entered into a definitive Underwriting Agreement for the purpose of effecting an IPO.”

2.	Section 6(a) is hereby amended by deleting clause (b) and replacing it with the following:

“(b) the Company has entered into a definitive Underwriting Agreement for the purpose of effecting an IPO,”

3.	Except as amended above, the Stock Option Agreement remains in full force and effect.

4.	This Amendment may be signed in counterparts.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date above written.

NCI, INC.	OPTIONEE

/S/ CHARLES K. NARANG	/S/ MICHAEL W. SOLLEY
By: Charles K. Narang	Michael W. Solley
Its: Chief Executive Officer